Exhibit 99.1
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Executive Vice President	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797
Chico’s FAS, Inc. Appoints David F. Dyer to Serve on its Board of Directors
     Fort Myers, FL — February 22, 2007 — Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed David F. Dyer to its Board of Directors, effective March 5, 2007, increasing the total number of Board seats to 9.
     Mr. Dyer is the former President and Chief Executive Officer of Tommy Hilfiger Corporation where he served from August 2003 until his retirement in May 2006. As a veteran apparel and retailing executive with more than 35 years of industry experience, Mr. Dyer offers a successful track record across multiple segments of the retail marketplace, including his proven ability to develop and capitalize on consumer brands.
     Prior to joining Tommy Hilfiger Corporation, Mr. Dyer served as President and Chief Executive Officer of Lands End from 1998 through 2002, where he led the dramatic growth of the Lands End business, building the largest apparel Internet business in the U.S. and delivering consecutive record sales and profit results in 2001 and 2002. Mr. Dyer previously served in various other roles at Lands End from 1989 to 1994, including as Vice Chairman and Director from 1991 to 1994.
     Mr. Dyer began his career with Burdines, a division of Federated Department Stores, and held various merchandising and marketing posts during his 17 years there. He later served as President and Chief Operating Officer of Home Shopping Network and was Acting President of J. Crew Catalog from 1997 to 1998.
     Mr. Dyer currently serves as a Director for ADVO, Inc.
     Scott A. Edmonds, President & CEO commented, “We are very pleased to welcome Dave Dyer to the Board of Directors. Dave brings a wealth of knowledge that will be of great help as we continue our work to grow the Chico’s FAS family of brands.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 921 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, Soma by Chico’s and Fitigues names. The Company has 555 Chico’s front-line stores, 34 Chico’s outlet stores, 254 White House | Black Market front-line stores, 16 White House | Black Market outlet stores, 52 Soma by Chico’s stores, 9 Fitigues front-line stores and 1 Fitigues outlet store.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section under Our Company
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section under Our Company